EXHIBIT 10.3

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of May 7, 2009 (this “Agreement”), between CONVERTED ORGANICS OF WOODBRIDGE, LLC, a New Jersey limited liability company, and CONVERTED ORGANICS OF CALIFORNIA, LLC, a California limited liability company (each referred to herein as “Guarantor), and IROQUOIS MASTER FUND LTD. (the “Lender”).

WHEREAS, Converted Organics, Inc., a Delaware corporation (the “Parent”) and the Lender are parties to that certain Subscription Agreement dated the date hereof (the “Subscription Agreement”) pursuant to which Lender has or will make a loan to Parent (“Loan”);

WHEREAS, Guarantor is a wholly-owned subsidiary of Parent and will receive substantial benefit from the Loan and the transactions described in the Transaction Documents; and

WHEREAS, Guarantor is delivering a “Guaranty” to Lender as security for and in connection with amounts defined therein as “Secured Obligations”; and

WHEREAS, it is intended hereby that all obligations of Guarantor to the Lender under the Guaranty and other agreements to which the Parent and/or Guarantor and Lender are, from time to time, parties, be secured by the personal property assets of Guarantor herein described;

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Capitalized terms used herein without definition (by cross-reference or otherwise) shall have the meanings provided for such terms (by cross-reference or otherwise) in the Subscription Agreement.

(b) The following capitalized terms, when used herein, shall have the meanings provided for such terms in Article 9 of the NYUCC (as hereafter defined): Accession, Account, Cash Proceeds, Certificate of Title, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Commodity Intermediary, Deposit Account, Document, Electronic Chattel Paper, Equipment, Farm Products, General Intangible, Goods, Health-Care-Insurance Receivable, Instrument, Inventory, Investment Property, Letter-of-Credit Right, Non-Cash Proceeds, Payment Intangible, Proceeds, Promissory Note, Software, Supporting Secured Obligations, and Tangible Chattel Paper. Such terms (and those in the following clauses of this Section 1) shall include in the singular number the plural and in the plural number the singular. Nothing contained in this subsection (b) or otherwise in this Agreement shall be construed to mean that uncapitalized terms used herein which are defined in the UCC or the NYUCC shall not have the meanings ascribed to such terms in such statutes.

(c) The following capitalized terms, when used herein and not defined in Article 9 of the NYUCC, shall have the meanings provided therefor elsewhere in the NYUCC: Certificated Security, Letter of Credit, Securities Intermediary and Uncertificated Security.

(d) As used herein, the following capitalized terms shall have the following meanings:

“Event of Default” means any of the following: (i) any failure by Guarantor to pay, when due, any amount payable by it under any Transaction Document, (ii) any other material breach by Guarantor of any provision of any Transaction Document which if permitted to be cured is not cured within 30 days, (iii) any representation or warranty made by Guarantor in any Transaction Document, or otherwise in writing in connection with any such document, or in any certificate or statement furnished pursuant to or in connection with any such document, shall be breached or shall prove to be untrue in any material respect on the date as of which made; (iv) the occurrence of an Insolvency Event with respect to Guarantor; or (v) any other Event of Default (as defined in the terms and conditions of any relevant Transaction Document).

“Government Authority” shall mean any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Insolvency Event” means the occurrence of any of the following with respect to Guarantor or another Person: any bankruptcy, insolvency or other proceeding for the relief of financially distressed debtors shall be commenced with respect to such Person, or a receiver, liquidator, custodian or trustee shall be appointed for such Person or a substantial part of its assets, and, if any of the same shall occur involuntarily as to such Person, it shall not be dismissed, stayed or discharged within 60 days; or if any order for relief shall be entered against such Person under Title 11 of the United States Code entitled “Bankruptcy”; or such Person shall take any action to effect, or which indicates its acquiescence in, any of the foregoing; in each of the foregoing situations, whether under the laws of the United States or the analogous laws of any foreign jurisdiction.

“Loan Agreement” means each agreement (if, as and when executed by Guarantor and the Lender) pursuant to or in connection with which any financial accommodation is extended by the Lender to or on behalf of Guarantor, including, without limitation, the Note.

“NYUCC” means the Uniform Commercial Code of the State of New York (as currently in effect and as the same may from time to time hereafter be amended).

“Patents” means (i) all United States or other patents which Guarantor may from time to time possess or be otherwise entitled to use, and all licenses of United States or other patents which Guarantor may from time to time possess or be otherwise entitled to use (including without limitation the patents described in Section 8(f) hereof), (ii) all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iii) the right to sue for past, present and future infringements of the foregoing, and (iv) all rights corresponding to all of the foregoing throughout the world.

“Payment Default” means the failure by Guarantor to make any payment required to be made by it pursuant to any Transaction Document to which it is a party at the time when same is due (after giving effect to any applicable cure period).

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, a not-for-profit corporation or other not-for-profit entity, a trust, an unincorporated association, a joint venture or other entity or a Government Authority.

“Secured Obligations” means all of the indebtedness, obligations and liabilities of Guarantor to the Lender, whether direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to one or more of the Transaction Documents.

“State” means the State of New York.

“Trademarks” means (i) all United States or other trademarks which Guarantor may from time to time possess or be otherwise entitled to use, together with the goodwill of the business connected with the use of, and symbolized by, such trademarks (together with the trademarks described in Section 8(f) hereof), (ii) all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iii) the right to sue for past, present and future infringements of the foregoing, and (iv) all rights corresponding to all of the foregoing throughout the world (excluding intent-to-use United States applications prior to their conversion into use-based applications).

(e) Unless otherwise specified, each reference in this Agreement or in any other Transaction Document to a Transaction Document shall mean such Transaction Document as the same may from time to time be amended, restated, replaced, supplemented or otherwise modified from time to time with the consent of the Lender.

(f) As used in this Agreement, the terms “including,” “including without limitation” and “such as” (and like terms) are illustrative and not limitative. No difference shall be imputed to the use in some places herein of “including” and in others of “including without limitation.” Phrases such as “hereof” and “herein” refer to the entire Agreement and not just the section or other portion in which said reference appears.

2. Grant of Security Interest.

(a) Guarantor hereby grants to the Lender, to secure the payment and performance in full of all of the Secured Obligations, a security interest in all personal and fixture property of every kind and nature including without limitation all Goods (including Inventory, Equipment and any Accessions thereto), Instruments (including Promissory Notes), Documents, Accounts, Chattel Paper (whether Tangible Chattel Paper or Electronic Chattel Paper), Deposit Accounts, Letter-of-Credit Rights (whether or not the Letter of Credit is evidenced by a writing), Commercial Tort Claims, Investment Property, Subsidiaries (as defined in the Subscription Agreement) whether now existing or existing in the future, Supporting Secured Obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, tort claims, and all General Intangibles (including all Payment Intangibles and all Proceeds of the foregoing) (all of the same listed in this Section 2 being hereinafter called, the “Collateral”). The Lender acknowledges that the attachment of its security interest in any Commercial Tort Claim as original collateral is subject to Guarantor’s compliance with Section 4(g).

(b) Lender at all times shall have a perfected security interest in the Collateral. Guarantor represents that, other than the security interests described on Schedule 2, if any, it has and will continue to have full title to the Collateral free from any liens, leases, encumbrances, judgments or other claims. The Lender’s security interest in the Collateral constitutes and will continue to constitute a first, prior and indefeasible security interest in favor of Lender, subject only to the security interests described on Schedule 2, if any, and as set forth in Section 2(a) hereof. Guarantor will do all acts and things, and will execute and file all instruments (including, but not limited to, security agreements, financing statements, continuation statements, etc.) reasonably requested by Lender to establish, maintain and continue the perfected security interest of Lender in the perfected Collateral, and will promptly on demand, pay all costs and expenses of filing and recording, including the costs of any searches reasonably deemed necessary by Lender from time to time to establish and determine the validity and the continuing priority of the security interest of Lender, and also pay all other claims and charges that, in the opinion of Lender are reasonably likely to materially prejudice, imperil or otherwise affect the Collateral or Lender’s security interests therein.

3. Authorization to File Financing Statements. Guarantor hereby irrevocably authorizes the Lender at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial Financing Statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Guarantor or words of similar effect, regardless of whether any particular asset included in the Collateral falls within the scope of Article 9 of the NYUCC, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the NYUCC for the sufficiency or filing office acceptance of any Financing Statement or amendment, including (i) whether Guarantor is an organization, the type of organization and any organization identification number issued to Guarantor and, (ii) in the case of a Financing Statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Guarantor agrees to furnish any such information to the Lender promptly upon request.

4. Other Actions. To further insure the attachment, perfection and priority of, and the ability of the Lender to enforce the Lender’s security interest in the Collateral, Guarantor agrees, in each case at Guarantor’s own expense, at any time when an Event of Default exists and has not been cured under the terms of the Note or the terms hereof, to take the following actions with respect to the Collateral:

(a) Promissory Notes and Tangible Chattel Paper. If Guarantor shall at any time hold or acquire any Promissory Notes or Tangible Chattel Paper, Guarantor shall (unless required otherwise by another Loan Document) forthwith endorse, assign and deliver the same to the Lender, accompanied by such instruments of transfer or assignment duly executed in blank as the Lender may from time to time specify.

(b) [Reserved].

(c) Investment Property. If Guarantor shall at any time hold or acquire any Certificated Securities, Guarantor shall forthwith endorse, assign and deliver the same to the Lender, accompanied by such instruments of transfer or assignment duly executed in blank as the Lender may from time to time specify. If any securities now or hereafter acquired by Guarantor are uncertificated and are issued to Guarantor or its nominee directly by the issuer thereof, Guarantor shall immediately notify the Lender thereof and, at the Lender’s request and option, pursuant to an agreement in form and substance satisfactory to the Lender, cause the issuer to agree to comply with instructions from the Lender as to such securities, without further consent of Guarantor or such nominee. If any securities, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by Guarantor are held by Guarantor or its nominee through a Securities Intermediary or Commodity Intermediary, Guarantor shall immediately notify the Lender thereof and, at the Lender’s request and option, pursuant to an agreement in form and substance satisfactory to the Lender, either (i) cause such Securities Intermediary or (as the case may be) Commodity Intermediary to agree to comply with entitlement orders or other instructions from the Lender to such Securities Intermediary as to such securities or other Investment Property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Lender to such Commodity Intermediary, in each case without further consent of Guarantor or such nominee, or (ii) in the case of financial assets or other Investment Property held through a Securities Intermediary, arrange for the Lender to become the entitlement holder with respect to such Investment Property, with Guarantor being permitted, only with the consent of the Lender, to exercise rights to withdraw or otherwise deal with such Investment Property. The Lender agrees with Guarantor that the Lender shall not give any such entitlement orders or instructions or directions to any such issuer, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by Guarantor, unless an Event of Default exists (or would exist after giving effect to any such investment or withdrawal). The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Lender is the Securities Intermediary.

(d) Collateral in the Possession of a Bailee. If any goods are at any time in the possession of a bailee, Guarantor shall promptly notify the Lender thereof and, if requested by the Lender, shall promptly obtain an acknowledgment from the bailee, in form and substance satisfactory to the Lender, that the bailee holds such Collateral for the benefit of the Lender and shall act upon the instructions of the Lender, without the further consent of Guarantor.

(e) Electronic Chattel Paper and Transferable Records. If Guarantor at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, Guarantor shall promptly notify the Lender thereof and, at the request of the Lender, shall take such action as the Lender may reasonably request to vest in the Lender control, under §9-105 of the NYUCC, of such Electronic Chattel Paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

(f) Letter-of-Credit Rights. If Guarantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of Guarantor, Guarantor shall promptly notify the Lender thereof and, at the request and option of the Lender at any time when an Event of Default exists, Guarantor shall, pursuant to an agreement in form and substance satisfactory to the Lender, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Lender of the proceeds of any drawing under the letter of credit or (ii) arrange for the Lender to become the transferee beneficiary of the letter of credit, with the Lender agreeing, in each case, that the proceeds of any drawing under the letter of credit shall be held as collateral for the Secured Obligations.

(g) Commercial Tort Claims. If Guarantor shall at any time hold or acquire a Commercial Tort Claim, Guarantor shall immediately notify the Lender in a writing signed by Guarantor of the brief details thereof and grant to the Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Lender.

(h) Other Actions as to any and all Collateral. Guarantor further agrees to take any other action reasonably requested by the Lender to insure the attachment, perfection and first priority of, and the ability of the Lender to enforce, the Lender’s security interest in any and all of the Collateral including, without limitation, (1) executing, delivering and, where appropriate, filing Financing Statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that Guarantor’s signature thereon is required therefor, (2) causing the Lender’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Lender to enforce, the Lender’s security interest in such Collateral, (3) complying with any provision of any statute, regulation or treaty of the United States or any foreign jurisdiction to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of (or comparable concepts under the laws of the United States or any foreign jurisdiction), or ability of the Lender to enforce, the Lender’s security interest in such Collateral, (4) making such filings in the United States Copyright Office and the United States Patent and Trademark Office as the Lender shall request to register, file or otherwise confirm Lender’s security interest in intellectual property, or rights therein, held by Guarantor, (5) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other person obligated on Collateral, (6) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Lender and (7) taking all actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction.

5. Conflicts; Other Jurisdictions. In the case of any direct conflict between the provisions of this Agreement and any other Transaction Document, whether governed by the laws of the United States, any state therein or any other jurisdiction, those provisions shall control which afford to the Secured Party the greater rights, security and indemnification. Without limiting the generality of the foregoing, the parties hereto acknowledge that the inclusion of supplemental rights or remedies in favor of the Secured Party with respect to any Collateral in any such Transaction Document shall not be deemed a conflict with this Agreement.

6. Representations and Warranties. Guarantor hereby makes the following representations and warranties to the Lender, which representations and warranties shall survive the execution, delivery and performance of this Agreement and the other Transaction Documents:

(a) All of the representations and warranties made by Guarantor in any of the Transaction Documents are incorporated herein by this reference.

(b) Guarantor is the owner of, or has other rights in, the Collateral, free from any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement and other liens permitted by the Transaction Documents or listed on Schedule 6(b) attached hereto.

(c) None of the account debtors or other persons materially obligated on any of the Collateral is a governmental authority subject to the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral.

(d) To Guarantor’s knowledge, Guarantor holds no Commercial Tort Claim.

(e) Guarantor has at all times operated its business in compliance with all applicable material provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, except where the failure to do so would not be expected to have a Material Adverse Effect.

(f) On the date hereof, excluding such securities of the Subsidiaries, Guarantor does not hold or have any interest in (directly or through a nominee or through a Securities Intermediary or Commodity Intermediary) any Investment Property (whether Certificated Securities, Uncertificated Securities or otherwise).

(g) On the date hereof:

(i) Guarantor does not hold or otherwise have any material interest in any Electronic Chattel Paper or any such transferable record.

(ii) Guarantor is not a beneficiary under a letter of credit issued in favor of Guarantor.

(iii) Guarantor possesses no rights in any material or significant copyrights, regardless of whether same have been registered with the United States Copyright Office or not.

7. [Reserved].

8. Special Provisions Concerning Trademarks and Patents.

(a) Guarantor (either itself or through licensees) will, for each Patent, not do any act, or omit to do any act, whereby any Patent which is material to the conduct of Guarantor’s business may become abandoned or dedicated.

(b) Guarantor shall notify the Lender immediately if it knows or has reason to know that any application or registration relating to any Patent or Trademark which is material to the conduct of Guarantor’s business may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court) regarding Guarantor’s ownership of any Patent or Trademark which is material to Guarantor’s business, its right to register the same, or to keep and maintain the same.

(c) In no event shall Guarantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, unless it promptly informs the Lender, and, upon request of the Lender, executes and delivers any and all agreements, instruments, documents, and papers as the Lender may request to evidence the Lender’s security interest in such Patent or Trademark and the goodwill and general intangibles of Guarantor relating thereto or represented thereby, and Guarantor hereby constitutes the Lender its attorney-in-fact after an Event of Default has occurred (which has not been waived and only during the continuation of such Event of Default) to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable until the Secured Obligations are paid in full.

(d) Guarantor will take all necessary steps that are consistent with good business practices in any proceeding before the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application relating to the Patents (and to obtain the relevant registration) and to maintain each registration of each of the Patents which is material to the conduct of Guarantor’s business, including, without limitation, filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

(e) In the event that any Collateral consisting of a Patent material to the business is infringed, misappropriated or diluted by a third party, Guarantor shall notify the Lender within (30) days after it learns thereof and shall, if consistent with good business practice and in its reasonable discretion, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral consisting of a Patent.

(f) If, before the Secured Obligations have been satisfied in full, Guarantor obtains rights to any new trademark material to its business or new patent, or becomes entitled to the benefit of any trademark material to its business or patent application or patent for any reissue, division, continuation, renewal, extension, or continuation-in-part of any Patent, or any improvement on any Patent, or any Trademark, the provisions of Section 2 hereof shall automatically apply thereto and Guarantor shall give the Lender prompt notice thereof in writing.

(g) Guarantor shall have the duty reasonably exercised, through counsel reasonably acceptable to the Lender, to prosecute diligently any patent or trademark application pending as of the date of this Agreement or thereafter until the Secured Obligations have been paid in full, to make application on unpatented but patentable inventions and to preserve and maintain all rights in patent and trademark applications; provided, however, that Guarantor shall have no obligation to make application on any unpatented but patentable inventions if making such application would be unnecessary or imprudent in the good faith business judgment of Guarantor or if Guarantor’s management believes in good faith that the foregoing actions would not be in the best interests of Guarantor. Any expenses incurred in connection with such an application shall be borne by Guarantor.

(h) During an Event of Default, the Lender shall have the right but shall in no way be obligated to bring suit in its own name to enforce the Patents and Trademarks and any license thereunder, in which event Guarantor shall, at the request of the Lender, do any and all lawful acts and execute any and all proper documents required by the Lender in aid of such enforcement action and indemnify the Lender for all costs and expenses incurred by the Lender in the exercise of its rights under this Section (h).

(i) Guarantor represents and warrants that (x) it has no Patents or Trademarks which are material to the business or operations of Guarantor or otherwise important to Guarantor except such as are listed on Schedule 9(l) to the Subscription Agreement, and (y) it is not the holder, owner or licensee of any copyright (i) material to its business or (ii) which has been registered with the United States Copyright Office.

(j) The Lender may make all filings with the U.S. Patent and Trademark Office reasonably necessary or prudent to memorialize and evidence the security agreement granted in this Agreement.

9. Covenants Concerning Guarantor’s Legal Status. Guarantor covenants with the Lender as follows: (a) without providing at least 60 days prior written notice to the Lender, Guarantor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if Guarantor does not have an organizational identification number and later obtains one, Guarantor shall forthwith notify the Lender of such organizational identification number, and (c) Guarantor will not change its type of organization, jurisdiction of organization or other legal structure.

10. Covenants Concerning Collateral, Etc. Guarantor further covenants with the Lender as follows:

(a) The Collateral, to the extent not delivered to the Lender pursuant to Section 4, will be kept at those locations listed on Schedule 10 hereto, and Guarantor will not remove the Collateral from such locations (except for the sale of Inventory in the ordinary course of Guarantor’s business) without providing at least 60 days (or such lesser number of days agreed to at the relevant time by the Lender) prior written notice to the Lender.

(b) Except for the security interest herein granted and liens permitted pursuant to the Transaction Documents: (1) Guarantor is and shall be the owner of or have other rights in the Collateral free from any lien, security interest or other encumbrance, and (2) Guarantor shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Lender.

(c) Guarantor shall not pledge, mortgage or create, or suffer to exist a security interest in the Collateral in favor of any person other than the Lender except for liens permitted by or disclosed in the Transaction Documents.

(d) Guarantor will keep the Collateral in good order and repair (reasonable wear and tear excepted) and will not use the same in violation of law or any policy of insurance thereon.

Guarantor will permit the Lender, or its designee, to inspect the Collateral (wherever located) at any reasonable time.

(f) Guarantor will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement (except for taxes, assessments and government charges which are being contested in good faith and by appropriate proceedings diligently conducted and Guarantor has set aside on its books adequate reserves therefor in accordance with generally accepted accounting principles).

(h) Guarantor will continue to operate its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

(i) Guarantor will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except for (1) sales and leases of Inventory, and licenses of general intangibles, in the ordinary course of Guarantor’s business and (2) sales or other dispositions of obsolescent items of equipment in the ordinary course of business consistent with Guarantor’s past practices except to the extent same is prohibited by the Transaction Documents.

(j) Guarantor shall cause each Subsidiary of Guarantor in existence on the date hereof, excluding any Subsidiaries that do not have any material assets, and each future Subsidiary shall execute and deliver to Lender promptly and in any event within ten (10) days after the formation, acquisition or change in status thereof (a) a guaranty guaranteeing the Secured Obligations, and (b) if requested by Lender, a security and pledge agreement substantially in the form of this Agreement together with (i) certificates evidencing all of the capital stock of each Subsidiary of and any entity owned by such Subsidiary, (ii) undated stock powers executed in blank with signatures guaranteed, and (iii) such opinion of counsel and such approving certificate of such Subsidiary as Lender may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares, or other documents reasonably requested by Lender in order to create, perfect, establish the first priority of or otherwise protect any lien purported to be covered by any such pledge and security agreement or otherwise to effect the intent that all property and assets of such Subsidiary shall become Collateral for the Secured Obligations. Schedule 10(j) annexed hereto contains a list of all Subsidiaries of the Guarantor that have material assets of the Guarantor as of the date of this Agreement indicating thereon which such Subsidiaries have material assets and which such Subsidiaries do not have material assets.

11. Insurance. Guarantor will maintain with financially sound and reputable insurers insurance with respect to its properties and business against loss and damage by fire and other risks, casualties and contingencies in such manner and to the extent that like properties are customarily so insured by other corporations engaged in the same or similar business similarly situated.

12. Collateral Protection Expenses; Preservation of Collateral.

(a) Expenses Incurred by Lender. In its reasonable discretion, the Lender may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees or, if Guarantor fails to do so, insurance premiums. Guarantor agrees to reimburse the Lender on demand for any and all reasonable expenditures so made. The Lender shall have no obligation to Guarantor to make any such expenditures, nor shall the making thereof relieve Guarantor of any default.

(b) Lender’s Obligations and Duties. Anything herein to the contrary notwithstanding, Guarantor shall remain liable for its obligations under each contract or agreement included in the Collateral. The Lender shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Lender of any payment relating to any of the Collateral, nor shall the Lender be obligated in any manner to perform any of the obligations of Guarantor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Lender in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Lender or to which the Lender may be entitled at any time or times. The Lender’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under §9-207 of the NYUCC of the State or otherwise, shall be to deal with such Collateral in the same manner as the Lender deals with similar property for its own account.

13. Notification to Account Debtors and Other Persons Obligated on Collateral. Whenever an Event of Default exists which has not been waived and only during the continuation of such Event of Default, Guarantor shall, at the request of the Lender, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Lender in any Account, Chattel Paper, General Intangible, Instrument or other Collateral and that payment thereof is to be made directly to the Lender or to any financial institution designated by the Lender as the Lender’s agent therefor, and the Lender may itself, whenever an Event of Default exists , without notice to or demand upon Guarantor, so notify account debtors and other persons obligated on Collateral. After the making of such a request or the giving of any such notification, Guarantor shall hold as trustee for the Lender any Proceeds of collection of Accounts, Chattel Paper, General Intangibles, Instruments and other Collateral received by Guarantor without commingling the same with other funds of Guarantor and shall turn the same over to the Lender in the identical form received, together with any necessary endorsements or assignments. The Lender, at its option, shall apply the Proceeds of collection of Accounts, Chattel Paper, General Intangibles, Instruments and other Collateral received by the Lender to the Secured Obligations, such Proceeds to be immediately entered after final payment in cash or other immediately available funds of the items giving rise to them, or hold such Proceeds as collateral for the Secured Obligations.

14. Power of Attorney.

(a) Appointment and Powers of Lender. Guarantor hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Guarantor or in the Lender’s own name, solely to do the following:

(i) whenever an Event of Default exists which has not been waived and only during the continuation of such Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the NYUCC and as fully and completely as though the Lender was the absolute owner thereof for all purposes, and to do at Guarantor’s expense, at any time, or from time to time, all acts and things which the Lender deems reasonably necessary to protect, preserve or realize upon the Collateral and the Lender’s security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as Guarantor might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, and (ii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(ii) to the extent that Guarantor’s authorization given in Section 3 is not sufficient, to file such Financing Statements with respect hereto, with or without Guarantor’s signature, or a photocopy of this Agreement in substitution for a Financing Statement, as the Lender may deem appropriate and to execute in Guarantor’s name such Financing Statements and amendments thereto and continuation statements which may require Guarantor’s signature.

(b) Ratification by Guarantor. To the extent permitted by law, Guarantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Agreement. This power of attorney is a power coupled with an interest and shall be irrevocable.

(c) No Duty on Lender. The powers conferred on the Lender hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to Guarantor for any act or failure to act, except for the Lender’s own gross negligence or willful misconduct.

(d) Expiration of Power of Attorney. The appointment of the Lender as Guarantor’s attorney-in-fact shall expire effective upon the final and indefeasible payment and satisfaction and discharge in full by Guarantor of all of the Secured Obligations.

15. Remedies.

(a) Whenever an Event of Default exists, the Lender may, without notice to or demand upon Guarantor, declare this Agreement to be in default, and the Lender shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the NYUCC or of any other jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Lender may, so far as Guarantor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Lender may in its discretion require Guarantor to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of Guarantor’s principal office(s) or at such other locations as the Lender may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Lender shall give to Guarantor at least ten Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Guarantor hereby acknowledges that ten Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, Guarantor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Lender’s rights hereunder, including, without limitation, the Lender’s right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto. To the extent allowed by law, Lender may purchase the Collateral and pay for such purchase by offsetting the purchase price with sums owed to Lender by Debtor arising under the Secured Obligations or any other source.

(b) Without limiting, and in addition to, any other rights, options and remedies Lender has under the Transaction Documents, the UCC, at law or in equity, or otherwise, upon the occurrence and continuation of an Event of Default, Lender shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction. Debtor expressly agrees that such a receiver will be permitted to manage, protect and preserve the Collateral and continue the operation of the business of Debtor to the extent necessary to collect all revenues and profits thereof and to apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, until a sale or other disposition of such Collateral shall be finally made and consummated. Debtor waives any right to require a bond to be posted by or on behalf of any such receiver.

16. Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Lender to exercise remedies in a commercially reasonable manner, Guarantor acknowledges and agrees that it is not commercially unreasonable for the Lender (a) to incur or fail to incur expenses reasonably deemed necessary by the Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or (if not required by other law) to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as Guarantor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire or fail to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Lender against risks of loss, collection or disposition of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Lender in the collection or disposition of any of the Collateral. Guarantor acknowledges that the purpose of this Section 16 is to provide non-exhaustive indications of what actions or omissions by the Lender would not be commercially unreasonable in the Lender’s exercise of remedies against the Collateral and that other actions or omissions by the Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 16. Without limitation upon the foregoing, nothing contained in this Section 16 shall be construed to grant any rights to Guarantor or to impose any duties on the Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 16.

17. No Waiver by Lender, etc. The Lender shall not be deemed to have waived any of its rights upon or under the Secured Obligations or the Collateral unless such waiver shall be in writing and signed by the Lender and any other person or entity required by the Note to sign such waiver. No delay or omission on the part of the Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Lender with respect to the Secured Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Lender deems expedient.

18. Suretyship Waivers by Guarantor. Except as expressly provided herein, Guarantor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Secured Obligations and the Collateral, Guarantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Lender may reasonably deem advisable. The Lender shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 12(b). Guarantor further waives any and all other suretyship defenses.

19. Marshalling. The Lender shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, Guarantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Lender’s rights under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Guarantor hereby irrevocably waives the benefits of all such laws.

20. Proceeds of Dispositions; Expenses. Upon an Event of Default, and subject to Guarantor’s receipt from the Lender of an accounting of such expenses, Guarantor shall pay to the Lender on demand any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by the Lender in protecting, preserving or enforcing the Lender’s rights under or in respect of any of the Secured Obligations or any of the Collateral, or otherwise in connection with this Agreement. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Secured Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Secured Obligations in such order or preference as the Lender may determine or held by it as otherwise provided in the Note, proper allowance and provision being made for any Secured Obligations not then due. Upon the final payment and satisfaction in full of all of the Secured Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the NYUCC or other applicable law, any excess shall be returned to Guarantor, and Guarantor shall remain liable for any deficiency in the payment of the Secured Obligations.

21. Overdue Amounts. Until paid, all amounts due and payable by Guarantor hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest (to the fullest extent permitted by applicable law) at the rate of eighteen percent (18%) per annum..

22. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, except to the extent that matters of title or procedural issues of foreclosure are required to be governed by the laws of the state in which the Collateral, or part thereof, is located.

23. Jurisdiction. Guarantor hereby agrees that ANY LEGAL ACTION OR PROCEEDING AGAINST GUARANTOR WITH RESPECT TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AS THE LENDER MAY ELECT, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT GUARANTOR ACCEPTS AND CONSENTS FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE, unless waived by the Lender in writing, with respect to any action or proceeding brought by Guarantor against the Lender, and further consents (to the extent permitted by applicable law) to the service of process in any such action or proceeding being made upon Guarantor by mail at the address stated in Section 24(h) or at such other address as the Lender are notified of in accordance with Section 24(h) hereof. Guarantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court. Nothing herein shall limit the right of the Lender to bring proceedings against Guarantor in the courts of any other jurisdiction. Guarantor covenants that it is and will remain subject to service of process in the State of New York so long as any of the Secured Obligations is outstanding. Nothing herein shall affect the right of the Lender to serve process in any other manner permitted by law.

24. Miscellaneous.

(a) No Waiver. No delay on the part of the Lender in exercising any of its rights, remedies, powers and privileges hereunder or partial or single exercise thereof, shall constitute a waiver thereof. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by Guarantor and the Lender. No notice to or demand on Guarantor in any case shall entitle Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Lender to any other or further action in any circumstances without notice or demand.

(b) Binding Effect. The obligations of Guarantor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Guarantor; (ii) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any of the other Transaction Documents, any other agreement executed in connection with any of the foregoing whereby Guarantor has granted any Lien to the Lender or any other agreement executed in connection with any of the foregoing, the Secured Obligations or any security for any of the Secured Obligations; or (iii) any amendment to or modification of any of the foregoing; whether or not Guarantor shall have notice or knowledge of any of the foregoing. The rights and remedies of the Lender herein provided are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have.

(c) No Violation. All rights, remedies and powers provided by this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and the provisions hereof are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered or filed under the provisions of any applicable law.

(d) No Obligation of Lender. It is expressly agreed, anything herein, in the Transaction Documents or in any other agreement or instrument executed by Guarantor in connection with any of the Transaction Documents to the contrary notwithstanding, that Guarantor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Lender shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Lender be required or obligated in any manner to perform or fulfill any of the obligations of Guarantor under or pursuant to any or in respect of any Collateral.

(e) Successors. This Agreement shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns, except that Guarantor may not transfer or assign any of its obligations, rights or interest hereunder without the prior written consent of the Lender and any such purported assignment by Guarantor shall be void. All agreements, representations and warranties made herein shall survive the execution, delivery and performance of this Agreement.

(f) Headings; Amendments. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. No provision of this Agreement shall be waived, amended or supplemented except by a written instrument executed by Guarantor and the Lender.

(g) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(h) Notices. All notices or other communications given or made hereunder shall be in writing and shall be personally delivered or deemed delivered the first business day after being faxed (provided that a copy is delivered by first class mail) to the party to receive the same at its address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section:

To Guarantor:	Converted Organics of Woodbridge, LLC 75 Crows Mill Road Keasbey, NJ 08832 Fax:
Converted Organics of California, LLC 31677 Johnson Canyon Road Gonzales, CA 93926 Fax:
With a copy by facsimile only to:	Cozen O’Connor 1900 Market Street Philadelphia, PA 19103 Attn: Cavas Pavri, Esq. Fax: (215) 665-2013
To Lender:	IROQUOIS MASTER FUND LTD. 641 Lexington Avenue, 26th Floor New York, NY 10022 Fax: (212) 207-3452 Attn: Mitchell Kulick, Esq.
If to Debtor or Lender, with a copy by telecopier only to:	Grushko & Mittman, P.C.

551 Fifth Avenue, Suite 1601

New York, New York 10176

Fax: (212) 697-3575

Attn: Barbara R. Mittman, Esq.

Any party may change its address by written notice in accordance with this paragraph.

(i) Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. Telecopied or electronically delivered signatures hereto shall be of the same force and effect as an original of a manually signed copy.

25. Waiver of Jury Trial. EACH OF GUARANTOR AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE LENDER, GUARANTOR OR ANY OTHER PERSON. Except as prohibited by law, Guarantor waives any other right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

26. Term of Agreement. This Agreement and the security interests granted pursuant to this Agreement shall terminate on the date on which all Secured Obligations have been indefeasibly paid in full or the Secured Obligations have otherwise been satisfied in full and the Lender shall immediately return any and all Collateral of Guarantor’s that it has received pursuant to this Agreement to Guarantor and shall take such other actions to return ownership of such Collateral to Guarantor as may be necessary.

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IN WITNESS WHEREOF, Guarantor has caused this Agreement to be duly executed as of the date first above written.

CONVERTED ORGANICS OF WOODBRIDGE, LLC

“Guarantor”

By:
Name:
Title:

CONVERTED ORGANICS OF CALIFORNIA, LLC

“Guarantor”

By:
Name:
Title:

ACCEPTED:

IROQUOIS MASTER FUND LTD.
the “Lender”

By:
Name:
Title:

LIST OF SCHEDULES TO SECURITY AGREEMENT

Schedule 2 – Other Security Interests

Schedule 6(b) – Liens

Schedule 10 – Locations of Collateral

Schedule 10(j) – List of Subsidiaries of Debtor